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                          SUBSIDIARIES  OF  U.S.  AGGREGATES,  INC.
                          -----------------------------------------

COMPANY                                        JURISDICTION OF INCORPORATION    INTEREST
-------                                        -----------------------------    --------

SRM HOLDINGS CORP.                             DELAWARE                         100% OWNED SUBSIDIARY

WESTERN AGGREGATES HOLDING CORP.               DELAWARE                         100% OWNED SUBSIDIARY

SOUTHERN READY MIX, INC.                       ALABAMA                          100% OWNED SUBSIDIARY

WESTERN ROCK PRODUCTS CORPORATION              UTAH                             100% OWNED SUBSIDIARY

COX ROCK PRODUCTS, INC.                        UTAH                             100% OWNED SUBSIDIARY

COX TRANSPORT CORPORATION                      UTAH                             100% OWNED SUBSIDIARY

JENSEN CONSTRUCTION & DEVELOPMENT, INC.        NEVADA                           100% OWNED SUBSIDIARY

SANDIA CONSTRUCTION, INC.                      NEVADA                           100% OWNED SUBSIDIARY

MOHAVE CONCRETE AND MATERIALS, INC. (NEVADA)   NEVADA                           100% OWNED SUBSIDIARY

MOHAVE CONCRETE AND MATERIALS, INC. (ARIZONA)  ARIZONA                          100% OWNED SUBSIDIARY

A-BLOCK COMPANY, INC. (ARIZONA)                ARIZONA                          100% OWNED SUBSIDIARY

A-BLOCK COMPANY, INC. (CALIFORNIA)             CALIFORNIA                       100% OWNED SUBSIDIARY

VALLEY ASPHALT, INC.                           UTAH                             100% OWNED SUBSIDIARY

DEKALB STONE, INC.                             GEORGIA                          70.6667% OF THE COMMON STOCK
                                                                                AND 100% OF THE REFERRED STOCK

MULBERRY ROCK CORPORATION                      GEORGIA                          100% OWNED SUBSIDIARY

BHY READY MIX, INC.                            TENNESSEE                        100% OWNED SUBSIDIARY

BRADLEY STONE & SAND, INC.                     TENNESSEE                        100% OWNED SUBSIDIARY

TRI-STATE TESTING LABORATORIES, INC.           UTAH                             100% OWNED SUBSIDIARY

GEODYNE BECK ROCK PRODUCTS, INC.               UTAH                             100% OWNED SUBSIDIARY

MONROC, INC.                                   DELAWARE                         100% OWNED SUBSIDIARY

WESTERN AGGREGATES, INC.                       UTAH                             100% OWNED SUBSIDIARY

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